For period ended 01/31/2017                       Series  28, 30, 32, 35, 36
File Number 811-7852

Sub-Item 77I(b):  Terms of new or amended securities
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The text of the amendments described in the answers to sub-item 77I(b) referring to new or amended securities shall hereby be incorporated by reference. Please refer to the Registration Statement Filing #134 on Form N-1A dated
November 23, 2016 for USAA Mutual Funds Trust.